Exhibit 4.8(d)

AMENDMENT NO. 4 TO AMENDED AND

RESTATED CREDIT AGREEMENT

AMENDMENT dated as of May 12, 2004 to the Amended and Restated Credit Agreement dated as of June 27, 2002 (as heretofore amended, the “Credit Agreement”) among LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Borrower”); the LENDERS from time to time party thereto; BANK OF AMERICA, N.A. and CITIBANK, N.A., as Co-Syndication Agents; SOCIETE GENERALE and UBS WARBURG LLC, as Co-Documentation Agents; and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement are amended to read in their entirety as follows:

“Adjusted Debt” means, at any date, the difference of (i) the Debt of the Non-JV Group at such date (exclusive of (A) the Lyondell-Equistar Debt, (B) Loans required to be prepaid pursuant to Section 2.04, if and to the extent that cash available for payment thereof is held in an escrow account established with the Administrative Agent and (C) Debt for which irrevocable notice of redemption has been duly given and for which redemption money in the necessary amount has been irrevocably deposited with the applicable trustee or paying agent in trust for the holders of such Debt) minus (ii) the amount of cash reflected on the balance sheet of the Non-JV Group at such date in an amount not to exceed the Maximum Cash Adjustment Amount.

“Senior Notes” means notes of the Borrower which (i) mature no earlier than May 1, 2007, (ii) are not Guaranteed by any Person other than a Subsidiary Guarantor (the terms of which Guarantee shall provide that it terminates automatically upon any termination of the Subsidiary Guarantee of such Subsidiary Guarantor), (iii) are not secured by any assets of any Person other than all or any portion of the Collateral and, if so secured, the rights and remedies of the holders of such notes with respect to such Collateral are subject to security arrangements in form and substance satisfactory to the Administrative Agent (which arrangements will provide, in any event, that all Liens on all or any portion of the Collateral securing such notes shall be automatically released concurrently with any release of the Liens on all or any such portion of the Collateral securing the Loans (other than upon a complete refinancing of the Loans and the Reimbursement Obligations with other Debt to be secured by such Collateral)), and (iv) contain otherwise substantially the terms and conditions as the Senior Secured Note Indentures (or, in the case of any such notes issued after the Restatement Date, terms and conditions, taken as a whole, that are at least as favorable to the Lenders as the terms and conditions set forth in the Senior Secured Note Indentures, except that the interest rate applicable to such notes shall be the then prevailing market rate or, if such notes are to be fungible with previously issued notes, the interest rate shall, taken together with the sales price of such notes, reflect then prevailing market rates); provided that the outstanding principal amount thereof secured by the Collateral Documents shall not exceed $3,250,000,000 plus the principal amount of any notes issued to pay premiums or transaction costs incurred in connection with the refinancing of notes issued under the Series B Senior Secured Note Indenture. For the purposes of this definition, Senior Notes shall not be considered outstanding if irrevocable notice of redemption has been duly given in respect of such Senior Notes and redemption money in the necessary amount has been irrevocably deposited with the applicable trustee or paying agent in trust for the holders of such Senior Notes. As of the Restatement Date, after giving effect to the issuance of the Series D Senior Secured Notes, the Senior Notes consist of the notes issued on or prior to the Restatement Date under the Senior Secured Note Indentures.

SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default will have occurred and be continuing on such date.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the first date (the “Amendment Effective Date”) when the Administrative Agent shall have received counterparts hereof signed by each of the Required Lenders and the Borrower (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

Promptly after the Amendment Effective Date occurs, the Administrative Agent shall notify the Borrower, the other Agents and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LYONDELL CHEMICAL COMPANY

By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

BANK ONE, N.A. (CHICAGO OFFICE)

By:	/s/ Jeanie C. Gonzalez
Name: Jeanie C. Gonzalez
Title: Director

Bank of America, N.A.

By:	/s/ Richard Stein

Name: Richard Stein
Title: Principal

THE BANK OF NEW YORK

By:	/s/ Raymond J. Palmer

Name: Raymond J. Palmer
Title: Vice President

The Bank of Nova Scotia

By:	/s/ Nadine Bell
Name: Nadine Bell Title: Senior Manager

Citibank, N.A.

By:	/s/ Carolyn A. Sheridan
Name: Carolyn A. Sheridan Title: Managing Director & Vice President

Crédit Industriel eet Commercial

By:	/s/ Sean Mounier
Name: Sean Mounier Title: First Vice President

By:	/s/ Brian O’Leary
Name: Brian O’Leary Title: Vice President

Constantinus Eaton Vance CDO V, Ltd.

By:	Eaton Vance Management, as Investment Advisor

By:	/s/ Michael B. Botthof

Name: Michael B. Botthof Title: Vice President

Eaton Vance CDO III, Ltd.

By:	Eaton Vance Management, as Investment Advisor

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof Title: Vice President

Grayson & Co

By:	Boston Management and Research, as Investment Advisor

By:	/s/ Michael B. Botthof

Name: Michael B. Botthof Title: Vice President

Senior Debt Portfolio

By:	Boston Management and Research, as Investment Advisor

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof Title: Vice President

JPMorgan Chase Bank

By:	/s/ Stacey L. Haimes
Name: Stacey L. Haimes Title: Vice President

Societe Generale

By:	/s/ Graeme Bullen
Name: Graeme Bullen Title: Vice President

Galaxy CLO 1999-1, Ltd.

By:	AIG Global Investment Corp. As Collateral Manager

By:	/s/ W. Jeffrey Baxter

Name: W. Jeffrey Baxter Title: Vice President

SunAmerica Life Insurance Company

By:	AIG Global Investment Corp. As Collateral Manager

By:	/s/ W. Jeffrey Baxter
Name: W. Jeffrey Baxter Title: Vice President

UBS AG, Stamford Branch

By:	/s/ Doris Mesa
Name: Doris Mesa Title: Associate Director Banking Products Services, US

By: /s/ Wilfred V. Saint
Name: Wilfred V. Saint Title: Director Banking Products Services, US

VAN KAMPEN CLO I, LIMITED

By:	Van Kampen Investment Advisory Corp, as Collateral Manager

By:	/s/ Brad Langs
Name: Brad Langs Title: Executive Director

VAN KAMPEN CLO II, LIMITED

By:	Van Kampen Investment Advisory Corp, as Collateral Manager

By:	/s/ Brad Langs
Name: Brad Langs Title: Executive Director

VAN KAMPEN SENIOR INCOME TRUST

By:	Van Kampen Investment Advisory Corp

By:	/s/ Brad Langs
Name: Brad Langs Title: Executive Director

VAN KAMPEN SENIOR LOAN FUND

By:	Van Kampen Investment Advisory Corp

By:	/s/ Brad Langs
Name: Brad Langs Title: Executive Director